KPMG [LOGO]


               112 EAST PECAN, SUITE 2400
               SAN ANTONIO, TX 78205-1585








                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



The Board of Directors of USAA Life Insurance Company and Policyowners of the Life Insurance Separate Account of USAA Life Insurance Company:

We consent to the use of our report included herein for the USAA Life Insurance Company and for the Life Insurance Separate Account of USAA Life Insurance Company and to the reference to our firm under the heading "Independent Auditors" in the Registration Statement.


                                                KPMG LLP

San Antonio, Texas
April 28, 2003

[LOGO] KPMG, LLP. KPMG, LLP a U.S. limited liability partnership, is a member of KPMG International, a Swiss association